Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 38 to Registration Statement No. 2-74452 on Form N-1A of our reports dated February 9, 2001 appearing in the December 31, 2000 Annual Reports of Merrill Lynch Variable Series Funds, Inc., and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

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/s/ Deloitte & Touche LLP Princeton, New Jersey April 12, 2001